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                                                                    EXHIBIT 10.6

                                     BETWEEN



                               W R CARPENTER NORTH
                                  AMERICA, INC.
                                  "the Company"





                   GRIFFIN GROUP INTERNATIONAL MANAGEMENT LTD
                                "the Consultant"



                             ---------------------

                          MANAGEMENT SERVICES AGREEMENT

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THIS AGREEMENT is made on the twelfth day of May 1997.


BETWEEN W R Carpenter North America, Inc. a company duly incorporated in the United States and having its registered office at 229 South State Street, Dover, Delaware, USA (hereinafter called the "the Company") of the one part

AND Griffin Group International Management Ltd a company duly incorporated in Ireland and having its registered office at 17 Percy Place, Dublin 4, Ireland (hereinafter called the "Consultant') of the other part

WHEREAS

A The Company is a holding company of companies which carry on business in the manufacture, sale and rental of scaffolding and access equipment.

B The Consultant carries on the business of providing international management services worldwide specialising in the field of business management and strategic direction of conglomerate business groups. Further as a result of being involved in businesses carried on in many


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                  countries throughout the world the Consultant has available to it the latest up to date worldwide management and market data, strategies, technologies and methodology. This agreement represents an understanding of arrangements that currently exist.

NOW IT IS HEREBY AGREED by the parries in consideration of their mutual covenants herein as follows:

CLAUSE 1  DEFINITIONS, INTERPRETATIONS AND GOVERNING LAW

1.1 In this Agreement (including the recitals) unless, and except to the extent that, there is something in the subject of context inconsistent therewith:

(a) "Business Day" means a day on which banks are open for general banking business in the City of London, England.

(b) "Company" means W R Carpenter North America, Inc. and its successors and assigns;

(c) "Consultant" means Griffin Group International Management Ltd and includes its successors;


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(d)      "Direction of the Company" means any authorisation, decision, demand, determination, direction, instruction, notice, notification, order permission, rejection, request or requirement which the Company may make, give or issue to the Consultant in respect to the Work;

(e) "Fee" means the fee payable by the Company to the Consultant for services performed, being the amount specified under the Heading "Fee" in Clause 5 hereto or such other amount as may from time to time be agreed in writing between the parties;

(f)      "Group" means the company and/or its subsidiaries;

(g) "Financial Year" means a period of twelve (12) consecutive calendar months ending on the 30th day of June;

(h) "Party" means the Company or the Consultant as the case may be and "Parties" means both of them;

(i) "Protected Rights" means copyright, patent rights, trade mark, trade rights, design rights, confidential information, trade secrets and any other similar rights;


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(j)      "Subsidiary" shall have the same meaning as that ascribed in Section
         736 of the Companies Act 1985 as amended;

(k) "This Agreement" means the agreement as may be added to, varied or amended from time to time and includes the Schedules hereto;

(l) "Work" means the services to be provided by the Consultant pursuant to this Agreement and as set out more fully in Clause 2 hereof.

1.2 In this Agreement words importing the singular shall include the plural and vice versa; words importing any gender shall include any other gender; and words importing persons shall include any other gender; and words importing persons shall include bodies corporate and unicorporate and vice versa as well as an individual.

1.3 All prices and sums of money and all payments shall be made under this Agreement in United States currency at such places as may be agreed upon between the company and the Consultant from time to time.


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1.4      This Agreement shall be governed by and construed in accordance with the laws of England and Wales and each party hereby submits to the non-exclusive jurisdiction of the English courts.

CLAUSE 2  DUTIES OF THE CONSULTANT

During the term of this Agreement the Consultant will:

(a) Reasonably inform itself as to all aspects of the Group's financing, management, organisation, operations and marketing arrangements its duties and obligations to security holders, financing organizations, operating associates, governmental regulatory bodies, agencies and representatives, and from time to time, make such recommendations in respect thereto as it may deem is in the best interests of the Group.

(b) Direct the preparation of planning documentation and financial forecasts, analyse financial results, review accounting systems, and advise on asset management, treasury management and effective capital expenditure policy.


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(c)      Advise the group in respect of the strategic direction policy for its administration, development, capital structure and expansion of activities which the Group may undertake.

(d) Advise the Group in respect of the formulation of marketing and economics strategies including the development of market based strategies and the conduct of market research.

(e) Advise the Group in respect of operations management, including strategies to be employed and the conduct of operational improvement studies.

(f) Advise the Group in respect of technology management, including its computing and communications facilities, systems and security and control.

(g)      Advise the Group in respect of the property management.

(h) Periodically review the public relations of the Group and advise in respect of public relations services and facilities which may be considered desirable.

(i) Advise the Group in respect of relations with governmental, financial, legal and public relations firms or organisations with which it does business.


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(j)      Assist in the selection of executives and personnel for the Group.

(k) Periodically review the insurance requirements of the Group and assist and advise in planning and carrying out programmes for adequate insurance protection, or self insurance as may be expedient.

CLAUSE 3  PERFORMANCE OF THE CONSULTANT'S DUTIES

3.1 It is understood and agreed that the Consultant shall furnish the services it has agreed to supply which are fully set out under the provisions of Clause 2 of this Agreement, wherever in the World they may be required to be performed by the Group, by and through any of the Consultant's personnel provided that if any of the Consultant's personnel are performing services in the US the Group shall be entitled to engage the relevant person directly in its own right. If for any reason the Consultant is unable to furnish the services of any of the members of its personnel, it will furnish the services of such other person or persons of equal calibre as shall mutually be agreed upon.

3.2 It is acknowledged by both parties that the services to be provided by the Consultant by and through any of its personnel are special, unusual, extraordinary and of an intellectual character giving them a peculiar value, the


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         loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that the Group in the event of any breach by the Consultant shall be entitled to equitable relief by way of injunction or otherwise.

CLAUSE 4  TERM

4.1 This Agreement shall continue, subject to Clause 14, unless and until terminated by either party giving to the other at least 30 days written notice.

CLAUSE 5  FEES AND EXPENSES

5.1 In consideration for the services to be provided hereunder, the Consultant shall be entitled to receive such fees as shall be agreed between the Parties in writing from time to time and in the event that such fees cannot be agreed they shall be determined by an independent accountant agreed by both parties or in the event of default of agreement, by an independent accountant nominated by the President for the time being of the Institute of Chartered Accountants of England & Wales who shall act as an expert and not as an arbitrator and whose decision (in the absence of manifest error) shall be final and binding on the Parties.


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5.2      In addition to the fees the Group shall reimburse the Consultant at cost of all expenses reasonably incurred by the Consultant in providing the services set out fully under Clause 2 of this Agreement.

CLAUSE 6  PAYMENTS OF FEES AND EXPENSES

6.1      The company shall make payments to the Consultant under this Agreement:

(a) in a manner reasonably required by the Consultant and at the address of the Consultant as specified in this Agreement or as otherwise notified to the Company by the Consultant;

(b) in immediately available funds and without set off, counter claims, conditions or, unless required by law, deductions or withholdings;

(c)      monthly within seven (7) days of issuance of invoice by the Consultant.

6.2 If the day on which any payment is to be made is not a Business Day the payment shall be made on the preceding Business Day.


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CLAUSE 7  THE CONSULTANT'S PERSONNEL

7.1 The Consultant shall ensure that each person made available by pursuant to and in order to fulfil its obligations under this Agreement will:

(a) undertake the Work and perform such duties and exercise such powers in relation to the performance of the Work as the Group shall from time to time during the term of this Agreement assign to or vest in the Consultant pursuant hereto;

(b) comply with all reasonable directions given by the Group to the Consultant in relation to the performance of the Work and the exercise of any duties or powers assigned or vested as aforesaid;

(c) devote such of their time and attention to the performance of the Work and the discharge of any duties or powers assigned to or vested in the Consultant pursuant hereto as may be reasonably necessary to properly perform the Work.

PROVIDED THAT in carrying out Work the Consultant and the Consultant's personnel shall operate as and have the status of independent contractors and shall not act as employees of the Group, nor as agents of the Group.


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7.2      The Consultant acknowledges that the Group may object to and request the Consultant to terminate the use of any person in carrying out the Work who, in the opinion of the Group misconducts himself or is incompetent or negligent in the carrying out of the Work and the Consultant shall not refuse any such request.

CLAUSE 8  OTHER CONSULTANTS AND THE COMPANY'S EMPLOYEES

8.1 The Consultant shall co-operate with and give assistance to any other consultant and each and every employee of the Group.

8.2 The Consultant shall not engage any consultant or contractor to assist execution of the Work without the prior specific approval of the Group.

CLAUSE 9  CONFIDENTIALITY

The Consultant shall not, without the Company's prior consent, use for its own purposes nor divulge in whole or in part to third parties any information, documents or data acquired by the Consultant as a result of the operation of this Agreement except to the extent:


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(a)      necessary to ensure the efficient operation of this Agreement;

(b)      required by the law applicable to any party;

(c)      that such information or data is already within the public domain;

(d) required for the purpose of review by any consultant or expert employed or retained by the Consultant; or

(e) the Consultant shall ensure that its employees and any consultant or expert retained under the terms of this Agreement is bound by a confidentiality agreement substantially in the form of this clause.

CLAUSE 10  PROTECTED RIGHTS

10.1 The Consultant shall indemnify and keep indemnified the Group against any action, claim or demand, cost or expense arising from or incurred by reason of any infringement or alleged infringement of a Protected Right in respect of any design, machine, equipment, work, material or thing, system or method of using, fixing, working or arrangement used or fixed or supplied by the Consultant to the Group during its execution of the Work.


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10.2     If the Consultant becomes aware of any infringement or possible infringement of a Protected Right during its execution of the Work then it shall:

(a)      immediately give written notice thereof to the Company; and

(b) thenceforth only use the Protected Right in execution of the Work upon receiving the Company's prior written consent.

CLAUSE 11  CONSULTANT'S LIABILITIES AND RESPONSIBILITIES

11.1 Subject to Clause 11.2, the Consultant makes no representation, warranty or guarantee in respect of how the Work is performed or any other representation, warranty or guarantee expressed or implied.

11.2 The Consultant shall not be liable to the Group for any loss or damages or costs directly or indirectly arising out of or in connection with this Agreement and the Work except to the extent that:

(a) such loss, damage or costs arise from gross negligence, fraud, dishonesty, or refusal to follow a Direction of the Group by the Consultant, its employees or consultants or experts retained by it to follow a Direction of the Group; or


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(b)      Such loss, damage or costs are directly caused by the failure of the
         Consultant or its employees or consultant or expert retained by it to exercise that degree of care and skill which would normally be exercised by a duly qualified person in performing similar functions.

AND IN ANY EVENT the Consultant's liability hereunder shall not exceed in aggregate one hundred per cent (100%) of the total fees paid or payable to the Consultant during the term of this Agreement.

CLAUSE 12  CONSULTANT'S WARRANTIES

12.1 The Consultant hereby warrants with the Group that it will at all times during the term of this Agreement:

(a)      obey and comply with each Direction of the Group;

(b) comply with the requisitions of relevant legislation, awards and agreements relating to its personnel;


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(c)      produce to the Company each financial year and at any other times reasonably required by the Group evidence of the currency of any insurance required to be effected by the Consultant for the performances of the Work;

(d) not make purchases on behalf of the Company, nor directly or indirectly pledge the credit of the company for any purpose whatsoever without having first obtained the express written authority of the Company;

(e) not without the prior consent in writing of the Company make or permit to be made by any of its personnel any representation that the Consultant or such of its personnel have authority to represent to bind the Group in any manner whatsoever.

12.2 The Consultant shall not during this Agreement assign or transfer any of its rights or obligations under this Agreement or any part thereof unless it has obtained the prior written consent of the Company.


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CLAUSE 13  GROUP'S WARRANTIES

13.1 The Company shall furnish to the Consultant all relevant data and information available to it and shall give the Consultant such assistance as may reasonably be required for the carrying out of the Work.

13.2 The Company shall give the appropriate Direction in respect of all drawings, reports, recommendations and other documents and information and requests laid before it by the Consultant within such reasonable time so as not to delay the Work.

CLAUSE 14  TERMINATION

14.1 This Agreement may be terminated by either Party by written notice if the other Party commits any material breach of any obligation, warranty or condition contained herein and, if such breach is capable of remedy, has failed to remedy such breach within seven (7) days of receipt of the written notice requiring it to do so, provided that such notice need not be given in the extent of a persistent breach, being one that has occurred more than three times in the previous twelve month period.


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14.2     On and from the effective date of any termination of this Agreement the
         Consultant shall:

(a)      cease performing the Work;

(b) deliver to the Company or dispose of in accordance with the Company's written instructions all property, materials, drawings, equipment and other things which are in the Consultant's possession or control that relate to the Work or this Agreement; and

(c) do everything possible to mitigate any loss incurred by the Group in consequence of the performance of the Work subject to Clause 11 of the Agreement.

14.3 The company shall, as son as possible, after the effective date of termination, pay to the Consultant all outstanding fees payable for the Work performed and any expenses which the Consultant has incurred prior to the effective date of such termination.


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CLAUSE 15  RELATIONSHIP OF PARTIES

Neither the Consultant nor any of the personnel of the Consultant shall be entitled to look to the Group for cover or hold or attempt to hold the Group liable for any entitlement under any legislation or industrial award covering the rights of the Consultant's employees.

CLAUSE 16  NOTICES

16.1 All notices between the parties authorised or required to be given by or pursuant to this Agreement shall, unless otherwise in this Deed specifically provided, be:

(a) given in writing and either personally served or forwarded by registered pre-paid mail addressed to the other Party at the address appearing in Clause 16.2 or to such other address as may be notified in writing by the party to the other from time to time;

(b) served or given only when received by the Party to whom they are addressed except when forwarded by registered pre-paid mail when they shall be deemed served two (2) days after they were so forwarded.


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16.2     Address of the Company    :    229 South State Street, Dover, Delaware,
                                        USA.

         Address of the Consultant :    17 Percy Place, Dublin 4, Ireland


CLAUSE 17  FORCE MAJEURE

If the performance of this Agreement or other obligation hereunder is prevented, restricted, delayed or interfered with by reason of:

(a)      fire, explosion, cyclone or floods;

(b)      war, revolution, acts of public enemies, blockage or embargo;

(c) any law, order proclamation, regulation, ordinance, demand or requirements of any government or any sub-division, authority, or representative of any such government including restrictive trade practices or regulations;

(d) strikes, slowdowns or labour disputes which are not instigated by the Consultant for the purpose of avoiding its obligations herein; or


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(e)      any other circumstances beyond the reasonable control of the party affected.

that notwithstanding anything heretofore contained the party affected shall be excused from its performance to the extent that such performance relates to such prevention, restriction or delay or interference, and provided that party so affected uses its best efforts to remove such cause of non-performance and when removed, both parties shall continue performance with the utmost dispatch.

IN WITNESS WHEREOF, this Agreement has been executed on the day and year first hereinbefore written:

SIGNED for an on behalf of the Company               /s/   D. K. Sargent
                                                     ---------------------------

SIGNED for an on behalf of the Consultant            /s/   Peter B. Sawdy
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